Exhibit 15.3

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Shell Company Report on Form 20-F of VinFast Auto Ltd. of our report dated March 10, 2023, which includes an explanatory paragraph as to Black Spade Acquisition Co’s ability to continue as a going concern, with respect to our audits of the financial statements of Black Spade Acquisition Co as of December 31, 2022 and 2021 and for the year ended December 31, 2022 and for the period from March 3, 2021 (inception) through December 31, 2021, appearing in the Registration Statement on Form F-4 (File No. 333-272663) of VinFast Auto Ltd. initially filed with the Securities and Exchange Commission on June 15, 2023. We also consent to the reference to our Firm under the heading “Statement by Experts” in such Shell Company Report.

/s/ Marcum Asia CPAs LLP

Marcum Asia CPAs LLP

New York, NY

August 18, 2023

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